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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Odetics, Inc. for the registration of 1,979,449 shares of its Class A common stock and to the incorporation by reference therein of our report dated May 15, 2001, except for Notes 1 and 16, as to which the date is May 29, 2001, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in its Annual Report (Form 10-K/A) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
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Orange County, California
December 3, 2001